April 15, 1998




To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Bay Area Bancshares, a California corporation (the "Company"), which will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Tuesday, May 19, 1998 at
9:00 A.M.

         You will be asked to elect as directors the six individuals nominated by the Board of Directors and to consider an amendment to the Company's Stock Option Plan. The attached Proxy Statement contains more detailed information about the nominees, the proposed amendment and other matters regarding the Annual Meeting.

         Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope to the U.S. Stock Transfer Corporation, stock registrar, as soon as possible so that your shares will be represented at the meeting. The Board of Directors recommends you vote "FOR" the nominees listed on the proxy card and "FOR" the approval of Amendment No. 1 of the Bay Area Bancshares 1993 Stock Option Plan. If you attend the meeting and ask to vote in person, you may withdraw your proxy at that time. It is important that your stock be represented.




/s/Robert R. Haight
Robert R. Haight
Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         Bay Area Bancshares (the "Company") will hold its Annual Meeting of Shareholders at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Tuesday, May 19, 1998 at 9:00 a.m., for the following purposes:

         1. To elect the following six nominees to serve as directors of the Company until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified: Gary S. Goss, Robert R. Haight, Stanley A. Kangas, David J. Macdonald, Thorwald A. Madsen, and Dennis W. Royer.

         2. To ratify and approve Amendment No. 1 to the Company's 1993 Stock Option
Plan.

         3. To consider and transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

         Shareholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting.

         The Bylaws of the Company govern nominations for election of members of the Board of Directors as follows:

                  Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten
         (10) days after the date the notice of such meeting is sent to shareholders pursuant to Article II, Section 4 of these Bylaws, provided, however, that if less than ten (10) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the corporation no later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspector of election can disregard all votes cast for each such nominee.

         YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY, OR THE STOCK REGISTRAR, U.S. STOCK TRANSFER CORPORATION, PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.


BY ORDER OF THE BOARD OF
DIRECTORS


/s/Gary S. Goss
Gary S. Goss
Secretary

Dated:  April 15, 1998
Redwood City, California

                               BAY AREA BANCSHARES
             900 VETERANS BOULEVARD, REDWOOD CITY, CALIFORNIA 94063
                                 PROXY STATEMENT

                          INFORMATION CONCERNING PROXY

         This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Bay Area Bancshares (the "Company") at the Annual Meeting of Shareholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Tuesday, May 19, 1998 at 9:00 A.M., and at any adjournments or postponements thereof (the "Meeting").

         This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 15, 1998.

         A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company or the Stock Registrar, U.S. Stock Transfer Corporation, an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Unless revoked, all shares represented by a properly executed proxy received prior to the Meeting will be voted in favor of election of the nominees specified and in favor of the approval of Amendment No. 1 to the Bay Area Bancshares 1993 Stock Option Plan.

         The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

         The enclosed proxy is being solicited by the Company's Board of Directors. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, facsimile transmission, telecopy or personal visits by directors, officers and employees of the Company and its subsidiary, Bay Area Bank (the "Bank"). The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy soliciting firm engaged by the Company.

                                VOTING SECURITIES

         Shareholders of record of common stock as of the close of business on April 1, 1998 ("Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 982,528 shares of Common Stock outstanding.

         Each shareholder of record is entitled to one vote for each share of common stock held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The six candidates receiving the highest number of votes are elected.

         Pursuant to California law no shareholder can cumulate votes unless prior to the voting at the Meeting a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting and the nominee for which a shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice and nominated a nominee, all shareholders may cumulate their votes for candidates in nomination. At this time the Board of Directors does not intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

         If a shareholder withholds authority to vote for directors on the enclosed proxy, or attends the meeting, elects to vote in person but abstains from voting in the election of directors, that shareholder's shares will not be counted in determining the candidates receiving the highest number of votes, but will be included in the number of shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         In other matters that may come before a shareholders' meeting, the affirmative vote of a majority of shares represented and voting is required for approval, except in certain specific circumstances.
 If a shareholder attends the Meeting, elects to vote in person, but abstains from voting on a matter, that shareholder's shares will not be considered as voting with respect to that matter. If a shareholder signs and returns a proxy marked as abstaining on a particular matter or if a broker or other street name holder indicates on a signed and returned proxy that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with resect to that matter. In such cases of abstention, however, the shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by current directors of the Company, nominees to be elected to the Board of Directors, and all directors and officers1 of the Company and the Bank as a group. The information contained herein has been obtained from the Company's records, and from information furnished directly by the individual or entity to the Company.

         The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership." In addition, shares issuable pursuant to options or rights which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstance. For additional information, see the section entitled "INFORMATION PERTAINING TO ELECTION OF DIRECTORS."

                                                                      Amount and Nature of
Name and Address                           Relationship                    Beneficial            Percent
of Beneficial Owner2,3                     With Company                    Ownership4           of Class

Frank M. Bartaldo                          Acting President and              19,430  5             1.98%
                                           Director of the Bank
Gary S. Goss                               Director & Secretary              59,839  6             6.10%
Robert R. Haight                           Chairman of the Board,            55,648  7             5.61%
                                           President and CEO
Stanley A. Kangas                          Director                           8,900  8              .90%
David J. Macdonald                         Director                          37,280  9             3.80%
Thorwald A. Madsen                         Director                          27,397 10             2.79%
Dennis W. Royer                            Director                           6,977 11              .71%
Anthony J. Gould                           Sr. VP/CFO                        16,952 12             1.73%
                                                                             ------                ----

All directors, nominees and officers
of the Company and Bank as a Group                                          232,423 13            23.20%
(10 in number)
John O. Brooks                             Retired EVP/COO                   36,935 14             3.76%
                                           of Company and
                                           President/CEO of Bank
-------------------

1 As used throughout this Proxy Statement and unless indicated to the contrary, the terms "officer" and "executive officer" refer to the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and the Bank's Senior Banking Officer.

                                                         3





2 Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

3 The address for all persons other than Mr. Brooks is: 900 Veterans Boulevard, Redwood City, California 94063.

4 Includes ownership of Common Stock, as well as shares of Common Stock which could be acquired through the exercise of options currently outstanding within 60 days of March 15, 1998. Does not include options that cannot be exercised until Amendment No. 1 to the Bay Area Bancshares 1993 Stock Option Plan is approved by the shareholders, even though such options may be partially vested.

5 Includes 17,107 shares held by Frank and Kathy Bartaldo as joint tenants; and 2,323 shares in the name of Frank M. Bartaldo IRA.

6 Includes 54,535 shares of Common Stock held in the name of The Gary Goss Trust; 1,029 shares held by Gary S. Goss as custodian; and 4,275 shares in the name of Gary S. Goss IRA. On December 27, 1991, the State Banking Dept. approved an application by Mr. Goss to acquire up to 24.99% of the Company's stock on the open market.

7 Includes 43,000 shares of Common Stock held by Robert and Sherrill Haight as joint tenants; 1,600 shares held by Robert R. Haight IRA; 540 shares Sherrill Haight IRA; and options to acquire 10,608 shares of Common Stock.

8 Includes 1,500 shares of Common Stock held by Stanley and Teresa A. Kangas as joint tenants; 2,400 shares held by the Stanley A. Kangas IRA; and options to acquire 5,000 shares of Common Stock.

9 Includes 14,107 shares of Common Stock held by David and Pauline Macdonald as joint tenants; and 23,173 shares in the name of David J. Macdonald.

10 Includes 27,375 shares of Common Stock held by Thorwald and Jonelle Madsen as Trustees of the Madsen Family Trust; and 22 shares of Common Stock held by Thorwald Madsen as custodian for his grandchild, a minor.

11 Includes 1,977 shares of Common Stock held in the name of Dennis W. Royer Keogh; and options to acquire 5,000 shares of Common Stock.

12 Includes 16,952 shares of Common Stock held in the name of Anthony J. Gould.

13    Includes as if currently outstanding, 33,471
      shares subject to stock options granted under the Company's 1993 Stock Option Plan.


                                                          4




14 Includes 36,935 shares of Common Stock held in the name of the John O. Brooks Revocable Trust.

Major Shareholders

         The following sets forth information as of March 15, 1998, pertaining to beneficial ownership of the Company's Common Stock by persons, other than management, known to the Company to own 5% or more of the Company's common stock. This information was obtained through the Company's stock transfer agent and registrar.

Name and Address            Relationship      Amount and Nature of    Percent
of Beneficial Owner         With Company      Beneficial Ownership1   of Class

Mario Biagi,
10541 Valley Drive         Director Emeritus    51,6412                 5.20%
Plymouth, CA               of the Bank

Alan Miller,
#4 Bridle Lane             Director Emeritus    56,4803                 5.76%
Woodside, CA               of the Bank

The Banc Funds,
208 S. LaSalle             Major Shareholder    70,986                  7.22%
Chicago, IL
----------------------
1 Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

2 Includes 40,028 shares held by Mario and June Biagi as joint tenants; and options to acquire 11,613 shares of Common Stock.

3 Includes 8,472 shares of Common Stock held by Heart Construction Company, which is wholly owned by Alan B. Miller; and 48,008 shares solely owned by Alan B. Miller.


PROPOSAL 1.  ELECTION OF DIRECTORS

         The persons named below, all of whom are currently members of the Company's Board of Directors, have been nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. The proxy holders intend to cast votes for the shares represented by proxies in such a way as to effect the election of all nominees or as many as possible. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. Additional nominations, other than by the Board, can be made only by complying with the notice requirements of the Bylaw provision included in the Notice of

Meeting. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed. The six nominees receiving the highest number of votes at the Meeting shall be elected.

         The following table provides information as of the Record Date with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company. Reference is made to the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information pertaining to stock ownership of the nominees.

                                                  Position                     Position       Director of the
Name                               Age          with Company                   with Bank       Company Since
                                                                                                   <C
Gary S. Goss                       62             Director,                    Director,           1981
                                                  Secretary                    Secretary

Robert R. Haight                   69          Chairman of the                 Director            1981
                                               Board, President,
                                               Chief Executive Officer

Stanley A. Kangas                  60             Director                     Director            1996

David J. Macdonald                 58             Director                     Director            1981

Thorwald A. Madsen                 81             Director                     Director            1981

Dennis Royer                       55             Director                     Director            1995

         None of the directors of the Company or the Bank were selected pursuant to any arrangement or understanding other than the directors and officers of the Company and the Bank acting in their capacities as such. There are no family relationships between any two or more of the directors or officers.

         Set forth below are brief summaries of the background and business experience, including the principal occupation, of the Company's and Bank's directors. Except for the Bank, no corporation or organization discussed below is an affiliate or a subsidiary of the Company.

GARY S. GOSS: A Certified Public Accountant since 1961, Mr. Goss is the principal in the accounting firm of Gary S. Goss, San Carlos, California. Currently a member of the Redwood City, San Carlos and Foster City Chambers of Commerce and the San Carlos Rotary. Mr. Goss has been president of the San Carlos Chamber and served on the Board of Directors of the Half Moon Bay Chamber of Commerce. He also served as president of the YMCA.

ROBERT R. HAIGHT: Mr. Haight is the owner and founder of Woodside Road Insurance Agency in Redwood City. He is also a licensed insurance broker and agent. Mr. Haight graduated from Redwood

City's Sequoia High School, having lived in Redwood City since 1942. He is a past president and director of the Redwood City Chamber of Commerce, the Redwood City Independent Insurance Agents Association, and San Mateo County Independent Agents Association. Currently Mr. Haight is a member of the Sequoia Club in Redwood City. Mr. Haight was elected Chairman of the Board, President and Chief Executive Officer of Bay Area Bancshares in 1991.

STANLEY A. KANGAS:   Mr. Kangas retired in 1997 as chairman of the
Board of Brian Kangas Foulk (BKF), a 150 person civil engineering firm with offices in Redwood City, San Jose and Walnut Creek. Mr. Kangas was President of BKF from 1975 to 1995. Mr. Kangas' firm provided engineering services to Stanford University and he served as Principal-In-Charge of many of BKF's large scale projects including the 1,200 acre Redwood Shores community in Redwood City. Mr. Kangas served as an officer in many professional societies and civil engineering organizations. Mr. Kangas is currently involved in many local community programs and non-profit groups including the Redwood City-San Mateo County Chamber of Commerce, the Redwood City Library Foundation, the Redwood City School District Bond Oversight Committee, the San Carlos Youth Center Foundation and the Boys and Girls Club of the Peninsula. Mr. Kangas and BKF were recently honored with the Sequoia Award for civic service by a Redwood City business. Mr. Kangas was appointed to the Board of Directors of Bay Area Bank and Bay Area Bancshares on February 20, 1996.

DAVID J. MACDONALD: A real estate developer and syndicator for the past 35 years, Mr. Macdonald is owner and broker of David J.
Macdonald Real Estate Company in San Carlos. Mr. Macdonald is a member of the San Carlos Board of Realtors and is an active volunteer and member of San Mateo County Sheriff's Air Squadron,
Search and Rescue.

THORWALD A. MADSEN: Retired since 1989, Mr. Madsen was Manager of Bay Counties Builders Escrow from 1972 to 1989, and Executive Director of the Peninsula Builder's Exchange from 1972 to 1984. Prior to assuming dual responsibilities at PBE, he ran his own company, Thor Madsen Plumbing and Heating from 1944 to 1970. Always an active member of the community, Mr. Madsen served as Mayor of San Carlos in 1974 and served on the city council from 1972 to 1976. He was on the San Carlos Park & Recreation Commission for 12 years, serving as Chairman five times. Mr. Madsen retired from the San Carlos Lions Club after 45 years of membership. Currently Mr. Madsen is an active participant in Peninsula Association of Contractors and Engineers and the San Carlos Branch of Sons in Retirement.

DENNIS W. ROYER.   Mr. Royer is a partner in his family-owned and
operated business, Royer Realty in Redwood City, which his father began in 1954. Upon receiving his MBA from the University of Santa Clara in 1967, Mr. Royer began his career as a residential real estate broker. He is a former board member of the Redwood City/San Carlos Association of Realtors and the Peninsula Golf and Country Club. Mr. Royer was appointed to the Board of Directors of Bay Area

Bank and Bay Area Bancshares on June 6, 1995.  In July 1997 Mr.
Royer was elected Chairman of the Board of Bay Area Bank.

         THE PROXY HOLDERS DESIGNATED BY THE BOARD OF DIRECTORS INTEND TO VOTE ALL PROXIES HELD BY THEM IN FAVOR OF ELECTION OF EACH OF THE NOMINEES UNLESS OTHERWISE DESIGNATED BY A SHAREHOLDER ON THE FORM OF PROXY. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE SIX NOMINEES SET FORTH ABOVE TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.


                 INFORMATION PERTAINING TO ELECTION OF DIRECTORS

Committees of the Board of Directors; Director Attendance

         The Board of Directors maintains an Audit Committee which monitors the Company's and the Bank's financial and accounting organization and financial reporting, monitors and analyzes the results of internal and regulatory examinations, and recommends the appointment of, and oversees the independent auditors. The committee is chaired by Mr. Haight, and Messrs. Madsen, Macdonald, Royer and Kangas serve as members. The Audit Committee met 13 times during 1997.

         The Company does not have a nominating committee or a compensation committee. The Board of Directors performs the functions of these committees.

         During 1997, the Company's Board of Directors held 12 regularly scheduled meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board on which he served (during the period for which he served).


                       REMUNERATION AND OTHER INFORMATION
                     WITH RESPECT TO OFFICERS AND DIRECTORS

         The following table sets forth the cash compensation paid to or allocated for the Chief Executive Officer of the Company and the Bank and those executive officers whose cash compensation exceeded $100,000 for services rendered in 1997, 1996, and 1995.

                           Summary Compensation Table

                                                                           Long Term
Name and                                  Regular                      Compensation                 All Other
Principal Position            Year        Salary1, 2        Bonus     Stock Options/SARs*           Compensation3, 4

Robert R. Haight              1997        $  20,350         N/A              0                     $ 6,600
CEO of Company                1996        $  18,950         N/A              0                     $ 5,888
                              1995        $  17,750         N/A              0                     $ 6,000

Frank M. Bartaldo             1997        $ 100,000        $ 32,000          20,000                $ 6,700
EVP/Acting President          1996        $ 100,000        $ 34,000          20,0005               $ 6,451
of Bank                       1995        $  85,000        $ 28,000          0                     $ 5,200

Anthony J. Gould              1997        $  90,000        $ 32,000          15,000                $ 6,000
SVP/CFO of Company            1996        $  90,000        $ 30,000          15,0005               $ 5,792
and Bank                      1995        $  75,000        $ 25,000          0                     $ 4,525

Mark V. Schoenstein           1997        $  75,000        $ 33,180          12,500                $ 5,183
SVP/Construction Loans        1996        $  75,000        $ 30,156          10,0006               $ 4,519
of Bank

William A. Peterson           1997        $  30,0007       $ 17,0007         0                      0
SVP/Sr. Lending Officer
of Bank

John O. Brooks                1997        $ 150,000             N/A          0                    $13,500
President/CEO of Bank         1996        $ 150,000        $ 53,000          0                    $13,500
EVP/COO of Company            1995        $ 135,000        $ 49,000          0                    $13,500
(Retired 2/20/98)


* Number of shares
(footnotes on following page)

---------------------
1     Amounts for Mr. Haight include all compensation received in the fiscal year.
2 Mr. Haight is paid $300 per Board meeting in addition to his regular, non-officer director fees. Mr. Bartaldo has an annual salary of $100,000. Mr. Gould has an annual salary of $90,000, Mr. Schoenstein's annual salary is $75,000, and Mr. Brooks' annual salary was $150,000.
3 Mr. Haight is not eligible for the Bank's 401(k) Plan as he is not an employee of the Bank. Mr. Haight received health benefits with a cost of $650 per month. During 1997, Mr. Bartaldo received $6,700 as a matching contribution under the Bank's
      401(k) Plan and Mr. Gould  and Mr. Schoenstein received $6,000 and $5,183 respectively. During 1997 Mr. Brooks received $6,000 ($500/month) as an auto allowance and $7,500 as a matching contribution under the Bank's 401(k) Plan.
4 In addition to this compensation, Salary Continuation Plans were adopted effective January 1, 1997, to provide salary continuation benefits to Mr. Bartaldo and Mr. Gould, subject to certain terms and conditions as described below.
5     Under the terms of the SAR agreement dated October 1, 1996, Mr.
      Bartaldo's and Mr. Gould's SAR units were 40% vested as of October 1, 1997 and 15% vested on October 1st thereafter until fully vested in the year 2001. In the event of a change of control in the ownership of the Company, the vesting of one-half of any remaining unvested portion of outstanding SARs is to be accelerated.
6 Under the terms of the SAR agreement dated June 18, 1996, Mr. Schoenstein's 10,000 SAR units were 40% vested as of June 30,
      1997 and 20% vested on June 30th thereafter until fully vested in the year 2000. In the event of a change of control in the ownership of the Company, the vesting of one-half of any remaining unvested portion of outstanding SARs is to be accelerated.
7 Mr. Peterson's employment with the Bank started September 1, 1997. Bonus amount includes a $5,000 signing bonus.

Executive Salary Continuation Plan

         The Board of Directors of the Bank approved a Salary Continuation Plan for executives of the Bank by which certain executives will receive deferred compensation in accordance with the terms and conditions of written agreements to be entered into under the Plan. A written agreement exists with John Brooks as described elsewhere in connection with his retirement and written agreements are being prepared for Frank Bartaldo and Anthony Gould. The additional two agreements have not been finalized. The Bank has purchased life insurance products in connection with the Salary Continuation Plan relating to Mr. Brooks' agreement and the proposed agreements relating to Mr. Bartaldo and Mr. Gould.

Profit Sharing Plan

         The Bank instituted a capital accumulation and profit-sharing plan (the "Plan") for eligible employees of the Bank effective January 1, 1985 which was last amended December, 1994. The Plan is intended to provide benefits to the Bank's employees at retirement or upon death or disability. To be eligible for participation in the Plan, an employee must complete one half year of service and not be included in a collective bargaining unit.

         Benefits are provided through the Bank's discretionary profit-sharing contributions as well as from salary saving contributions ("401(k) contributions") made by the employee. 401(k) contributions are made with before-tax dollars thereby reducing the employee's taxable income. The Bank may contribute a matching amount equal to a percentage of the employee's 401(k) contribution up to a maximum of 5% of the employee's earnings determined prior to the 401(k) contribution. The amount of the Bank's matching contribution, if any, is determined each year by the Bank's Board of Directors; however, contributions by the Bank are not allowed until the Company has achieved certain predefined performance standards. The Bank is not required to make a matching contribution even if such performance standards are achieved.

         An employee's 401(k) contribution may be in an amount from 1% to 15% of the employee's earnings. If the employee contributes more than 5% of his earnings each year, no more than 5% will be matched by the Bank in the event the Bank determines it will make a discretionary contribution. The amount of the Bank's discretionary contribution, if any, is determined on a yearly basis.

         Following two years of service, the Bank's contributions begin to vest, with 100% vesting occurring after four years of service. For the years ending December 31, 1997, 1996 and 1995, the Bank contributed $74,000, $72,000, and
$64,000 and respectively, to the Plan.

Stock Option Plan

         The Company adopted a Stock Option Plan (the "1993 Plan") in 1993, which was approved by the shareholders at the 1993 Annual Meeting. The 1993 Plan provides for the issuance of incentive and non-incentive stock options to directors, key full-time employees and officers and consultants of the Company and the Bank. The 1993 Plan initially covered 231,431 shares of the Company's Common Stock, no par value, for which such options could be granted. As of March 15, 1998, 33,471 shares were subject to outstanding options under the Plan.

         The Plan provides that all options be granted at an exercise price of not less than 100% of fair market value on the date of grant in the case of incentive stock options or not less than 85% of fair market value on the date of grant in the case of other stock options. The Board of Directors of the Company may issue options which become vested in the future based upon achieving certain longevity requirements and/or performance standards. Within three months following termination of employment for any reason other than death or disability, an optionee (other than a director-optionee) may exercise his or her option to the extent such option was exercisable on the date of termination, subject to earlier termination by reason of expiration of the option. In the event of the death or disability of an optionee (other than a director-optionee), the option is exercisable for a period of six months after that event, which is also subject to earlier termination if the option expires. Director- optionees may exercise their options for a period of five years following retirement, death or disability, subject to earlier termination of the options.

         The following table sets forth the value realized by the exercise of options during 1997 and the value of outstanding stock options held by the executive officers named in the Summary Compensation Table at December 31, 1997, pursuant to the 1993 Plan.

                                  AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                                                YEAR-END OPTION VALUES

                                                                       Number of                  Value of Unexercised
                                                                    Unexercised Options           In-The-Money-Options
                           Shares Acquired         Value             Exercisable/                 Exercisable/
Name                        On Exercise1         Realized2          Unexercisable1                Unexercisable3
----                        -----------          --------           -------------                 -------------
Robert R. Haight                1,005            $ 22,358            10,608 / 0                   $236,028 / $0
Frank M. Bartaldo              11,968            $266,288                 0 / 0                         $0 / $0
Anthony J. Gould               14,078            $214,670                 0 / 0                         $0 / $0
John O. Brooks                 30,935            $666,304                 0 / 0                         $0 / $0

--------------------------------

1   Number of shares.
2 Value determined based on the difference between exercise price for shares and fair market value of shares on date of exercise.
3 Value estimated based on fair market value of Common Stock at December 31, 1997 ($27.00 estimated bid price) less the exercise price of those options.

         On November 18, 1997, the Board of Directors of the Company adopted an amendment to the Stock Option Plan to (1) to increase the number of shares covered by the Plan from 231,431 to 750,000, subject to the limitation that outstanding options (plus other rights to receive stock pursuant to compensation plans) may not at any time exceed 30% of the Company's outstanding stock; (2) to provide that options may be exercised by the delivery of a note for the exercise price; and (3) to provide that if there is a change in control of the Company and, as a result, an option held by an officer, director or consultant will be terminated and that option has not fully vested, the vesting of the option will accelerate. The amendment is subject to the approval of the shareholders of the Company at the Meeting.

         Subject to the approval of the shareholders of Amendment No. 1 to the Plan and other conditions, the Board granted options to employees on November 18, 1997. The following table shows the options granted to those officers of the Bank listed in the Summary

Compensation Table. All of the options listed below were granted subject to a further condition that the officer agree to amend his Salary Continuation Agreement to cap the appreciation under that agreement at $24.00 per share.


            OPTION GRANTS IN LAST FISCAL YEAR
                      Individual Grants

                                 Number           % of Total Options
                              of Securities           Granted to
                               Underlying            Employees in             Exercise Price          Expiration
Name                         Option Granted1          Fiscal Year                ($/Share)               Date
----                         --------------           -----------                ---------               ----
Frank M. Bartaldo                20,000                  28.0%                    $24.00               11/18/07
Anthony J. Gould                 15,000                  21.3%                    $24.00               11/18/07
Mark V. Schoenstein              12,500                  17.7%                    $24.00               11/18/07
William A. Peterson              10,000                  14.2%                    $24.00               11/18/07

---------------------

1 Under the terms of the 1993 Stock Option Plan, as amended, terms of the incentive stock options granted are as follows. The full amount of the options granted to Mr. Bartaldo and Mr. Gould were 40% vested at the date of the grant, and will vest 20% per year on each October 1st thereafter until fully vested on October 1, 2000. An option to purchase 10,000 shares granted to Mr. Schoenstein was 40% vested on the date of the grant and will vest 20% per year on each June 30th thereafter until fully vested on June 30, 2000. An option to purchase 2,500 shares granted to Mr. Schoenstein and the full amount of the options granted to Mr. Peterson vests 20% per year on the anniversary date of the grant of the option, starting on the 1st year anniversary date, to be fully vested on the 5th anniversary date. Each option has a term of 10 years. Additional terms of the option are described below in the description of the 1993 Stock Option Plan and Amendment No. 1 to the Plan.

SAR Plan

         In 1996, the Board of Directors of Bay Area Bancshares adopted a Stock Appreciation Right Plan, by which full-time employees of the Company and the Bank may be awarded stock appreciation rights (SARs). An employee to whom a SAR is awarded may choose to exercise the SAR and receive the difference between the base price of the SAR (which is equal to the fair market value of the stock at the time the SAR is awarded) and the fair market value at the time the SAR is exercised. During 1997, each holder of a SAR right agreed to amend his SAR right to cap the appreciation for which he receives payment at $24.00 per share, as a condition to the award of options discussed above. The following table sets forth the aggregate value of SARs held by those officers named in the Summary Compensation Table. There were no SARs awarded in 1997 to those officers named in the Summary Compensation Table.

                     AGGREGATE VALUE OF SARS AT FISCAL YEAR

                          Number of                 Value of Unexercised
                          Unexercised SARs          In-The-Money SARs
                          Exercisable/              Exercisable/
Name                      Unexercisable1            Unexercisable2

Frank M. Bartaldo         8,000 /12,000             $128,000 / $192,000
Anthony J. Gould          6,000 / 9,000             $ 96,000 / $144,000
Mark V. Schoenstein       4,000 / 6,000             $ 64,000 / $ 96,000

--------------------------------
1 Value determined based on the difference between exercise price for SARS and the capped stop value of the SARS at $24.00 per share.


Retirement Agreement

         On February 27, 1998 the Bank announced the retirement of its president and chief executive officer, John Brooks. He also retired as an officer of the Company and as a director of both the Bank and the Company. Pursuant to a retirement agreement between Mr. Brooks and the Bank and Company, Mr. Brooks was paid a total of $104,000 and entered into an Amended and Restated Salary Continuation Agreement with the Bank providing for deferred compensation of $36,000 per year beginning in April 2006 and ending in April 2020.

Compensation of Directors

         In 1997, non-officer directors of the Company received $200 per Company Board meeting. The Chairman of the Company's Board received an additional $100 per meeting. Each non-officer director received $650 per Bank Board meeting and the Chairman of the Bank's Board received an additional $200 per monthly meeting. Each non-officer director receives $150 per monthly committee meeting and also $550 per month for health insurance premiums. Total compensation for the six non-officer directors in 1997 was $94,650, which does not include the health insurance.

         Directors are also eligible to receive options and have received options under the 1993 Plan and the prior plan of the Company. In 1997, directors exercised options for 68,313 shares of stock, by which those directors realized $1,254,850. As of March 15, 1998 the directors of the Company have options exercisable for a total of 20,608 shares. The value of those exercisable options as of March 15, 1998 was approximately $463,460 which value is estimated based on fair market value of Common Stock at March 15, 1998 ($29.50 estimated bid price) less the exercise price of those options.

Certain Relationships and Related Transactions

         The Company's and the Bank's principal offices are located in a modern, six-story building at 900 Veterans Boulevard, Redwood City, which provides approximately 8,300 square feet of ground floor interior space. In June of 1995 the Bank executed a lease for 7.5 years (90 months) with a seven year option to renew. The new lease was made at essentially the same terms as the previous lease. The current monthly cost for this space (which includes an allocation of certain operating expenses) is approximately $21,400 per month or approximately $2.58 per square foot. The rental amounts are subject to further adjustments annually based on the Consumer Price Index and the allocation of property taxes and operating expenses. This building was acquired in September of 1992 by Nine-C Corporation, which is owned by Mr. James Burney, a Director Emeritus of the Bank.

         In addition to the 8,300 square feet the Company leases for its primary operations, an additional 2,100 square feet was leased in the same building in 1993 for the Bank's Mortgage and Construction Lending Department. The current cost for this additional space (which includes an allocation of certain operating expenses) is approximately $4,000 per month or $1.93 per square foot. The lease expired in December 1995 and was renewed for a three year period with a three year option to renew. This lease is also subject to adjustment annually based on the Consumer Price Index and the allocation of property taxes and operating expenses.

         The Company leases additional premises for its data processing, accounting and centralized operations departments in Redwood City. These premises are located in a building owned by Mr. Alan Miller, a major shareholder and Director Emeritus of the Company and the Bank. The lease covers total space of approximately 5,200 square feet. On May of 1991, the Company executed a three year lease with Mr. Alan Miller. This lease has been extended to March 31, 1999 with a three year option to renew. The current monthly cost under the lease (which includes an allocation and adjustments for certain operating expenses) is $4,750 per month, or $.91 per square foot. The monthly rent payment is subject to annual adjustment based on the cost of living index as published by the U.S. Department of Labor, Bureau of Labor Statistics. In addition to monthly rent payments, the Company is also responsible for operating expenses (i.e., taxes, utilities, insurance, landscaping, security) of the building based on the Company's proportionate share of the building's square footage (29%).

         The Company's leases were reviewed by management and the Board of Directors and found to be equitable and competitive with other leases within the immediate market area.

         The Company owns leasehold improvements and furniture, fixtures and equipment located at the above location, all of which are used in the banking business.

Indebtedness of Management

         The Company has made loans to certain of its and the Bank's directors and executive officers, which loans are secured by shares of common stock of the Company owned by the director or executive officer. All of the loans were made after the individual exercised a stock option. The following provides information with respect to all of such loans to persons who are currently directors or executive officers and whose loans exceeded $60,000.

         In September of 1997, the Company loaned $100,000 to Mr. Gary Goss, a director of the Company, which loan is secured by 11,000 shares of the Company's stock. The loan bears interest at the rate of 7.2% per year, and the largest amount outstanding during 1997 and the amount outstanding as of March 15, 1998 was $100,000.

         In July of 1997, the Company loaned $110,000 to Mr. David Macdonald, a director of the Company, which loan is secured by 11,000 shares of the Company's stock. The loan bears interest at the rate of 6% per year, and the largest amount outstanding during 1997 and the amount outstanding as of March 15, 1998 was $110,000.

         In November of 1997, the Company loaned $70,000 to Mr. Anthony Gould, an executive officer of the Company, which loan is secured by 8,000 shares of the Company's stock. The loan bears interest at the rate of 6% per year, and the largest amount outstanding during 1997 and the amount outstanding as of March 15, 1998 was $70,000.

         Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount the Bank can lend to directors and officers as a group is limited to 100% of the Bank's capital. Loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's Board of Directors is required for most of these loans. Total loans outstanding at December 31, 1997 to current directors and executive officers, and their associates was $522,606 or approximately 4.89% of the Bank's capital.

PROPOSAL 2.           AMENDMENT TO THE BAY AREA BANCSHARES 1993
                      STOCK
                      OPTION PLAN

         In 1993, the Board of Directors of the Company adopted the Bay Area Bancshares 1993 Stock Option Plan (the " Plan"). The Plan was approved by the shareholders of the Company at the 1993 annual shareholders' meeting. Since that time, the Plan has been used by the Company and Bay Area Bank (the "Bank") to provide incentive for employees, directors and consultants to enhance the success of the Company and the Bank.

         Prior to the amendment being presented to the shareholders at this meeting, the Plan provided that options could be granted for up to 231,431 shares of stock. Prior to November 18, 1997, options had been granted for 221,873 shares. Of those, options for 188,402 shares had been exercised. On November 18, 1997, the Board of Directors of the Company approved an amendment to the Plan (1) to increase the number of shares covered by the Plan from 231,431 to 750,000, subject to the limitation that outstanding options (plus other rights to receive stock pursuant to compensation plans) may not at any time exceed 30% of the Company's outstanding stock; (2) to provide that options may be exercised by the delivery of a note for the exercise price; and
(3) to provide that if there is a change in control of the Company and, as a result, an option held by an officer, director or consultant will be terminated and that option has not fully vested, the vesting of the option will accelerate.

         At the meeting, the shareholders are being asked to ratify and approve the amendments of the Plan described above.

         The following describes the provisions of the Plan, both prior to the proposed amendment and after the amendment.

General

         The purpose of the Plan is to provide a means whereby full-time employees, directors and consultants of the Company, the Bank and any other corporation that may become a subsidiary of the Company, may be given an opportunity to purchase shares of common stock of the Company. The Plan is intended to advance the interests of the Company and the Bank by encouraging stock ownership on the part of full-time employees, directors and consultants, by enabling the Company and the Bank to secure and retain the services of highly qualified persons as employees, directors and consultants, by providing such employees, directors and consultants with an additional incentive to make every effort to enhance the success of the Company and the Bank, and by providing a means whereby directors and consultants may be compensated for significant contributions to the success of the Company and the Bank.

         The Plan provides for the grant of both non-qualified options and options which are intended to qualify as "incentive stock options" as defined in
Section 422 of the Internal Revenue Code (the "Code"). The Code provides that no income is recognized from the grant of an incentive stock option or, as long as certain requirements are met, from the exercise of an incentive stock option by the optionee. If the employment requirements are not met, ordinary income will be recognized at the time of exercise. On the sale of stock acquired through the exercise of an option, long-term or short-term capital gain will be recognized, depending upon how long the stock was held. The employer is not allowed a business expense deduction with respect to an incentive stock option unless income is recognized by the optionee.

         Generally, the grant of an option which does not qualify as an incentive stock option (a "non-qualified option") does not constitute ordinary income to the optionee, unless the option has a readily ascertainable fair market value. When a non-qualified option is exercised, the optionee recognizes income in an amount equal to the difference between the option price and the value of the stock at the time of exercise. The employer is allowed a business expense deduction equal to the amount included in the optionee's income in the employer's corresponding tax year.

         The proceeds from the sale of common stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

Principal Features of the Plan

         All full-time employees, directors and consultants of the Company and any subsidiary of the Company are eligible to be granted options pursuant to the Plan. At March 15, 1998, 47 individuals were eligible to participate. In making any determination as to the eligible participants to whom options shall be granted and the number of options to be granted to participants, the Board will take into account the duties of the participant, his or her present and potential contributions to the success of the Company or the Bank, and such other factors and the Board may deem relevant in connection with accomplishing the purposes of the Plan.

         Before the amendment recently approved by the Board of Directors, the Plan provided that options may be granted to participants by the Company from time to time for 231,431 shares. The shareholders are being asked at this meeting to ratify an amendment to the Plan to increase the number of shares for which options may be granted to 750,000, subject to the limitation that the number of shares for which options may at any time be outstanding, plus the total number of shares provided for under any compensation plan under which shares of stock may be issued to participants, shall not exceed 30% of the outstanding stock of the Company. The number of shares for which options may be granted is subject to certain adjustment provisions described below. When options expire or terminate, the shares of common stock applicable to any unexercised portions of those options may again be made subject to options under the Plan if at such time options may still be granted under the Plan. Shares of common stock applicable to expired or terminated options under any other plans, such as the prior plan or the Director Plan, may not be made subject to options under the Plan.

         Options may be granted under the Plan from time to time, until the termination date of the Plan. The Plan terminates ten years after it was approved by the shareholders of the Company, or on May 18, 2003.

         The Plan also provides that the aggregate fair market value of the shares for which an optionee may first exercise incentive stock options in any calendar year may not exceed $100,000. This limitation on the grant of incentive stock options does not apply to options granted under the Plan which are designated as "non-incentive" or "non-qualified" options.

         The Plan is administered by the Board of Directors of the Company. The Board has plenary authority in its discretion to make decisions relating to the administration of the Plan and the granting of options. In administering the terms of the Plan as they apply to any participant who is also a director, the vote of such director is not counted in determining the vote required in connection with the grant of an option to such optionee or in connection with any other determination with respect to an option to such optionee.

         To the extent that options are granted as incentive stock options, the Plan is administered so as to qualify such options as incentive stock options as defined in Section 422 and other applicable sections of the Code, as now in force or as amended in the future, and the regulations promulgated thereunder.

Exercise Price and Term of Options

         For incentive stock options, the option price to be paid upon exercise of an option may not be less than the fair market value of the Company's common stock on the date the option is granted. For non-incentive stock options, the option price may not be less than eighty-five percent (85%) of the fair market value of the Company's common stock as determined on the date the option is granted. The fair market value of the common stock may be established by the Board of Directors by use of any reasonable valuation method, taking into consideration prices at which shares have recently traded, the number of shares traded and other relevant factors. On March 15, 1998, the bid and asked prices of the Company's common stock were $29.50 and $30.00, respectively.

         Notwithstanding the above option price provisions, no option may be granted to any participant who, on the date such option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiary corporations, if any, unless the exercise price of such option is equal to at least one hundred and ten percent (110%) of the fair market value of the shares of the Company's common stock on the date such option is granted.

         Each option granted under the Plan will expire not more than ten (10) years from the date the option is granted. Each option may be exercised upon such terms and conditions as the Board shall determine, however, if an option is not fully exercisable at the time of grant, if must become fully exercisable within five (5) years from the date it is granted, at a rate of at least 20% per year following the date of grant. Installments will be cumulative. However, the Company will not be required to issue fractional shares.

         No option is assignable or transferable otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

         Under the Plan, shares purchased pursuant to the exercise of options must, at the time of exercise, be paid for in full, in cash or common stock already owned by the optionee. If shares of common stock are tendered as payment, such shares shall be valued at their fair market value, as determined by the Company, on the date of the notice given to the Company by the optionee with respect to such exercise. The Board of Directors has approved an amendment to the Plan to permit the exercise of option by deliver of a note, secured by a pledge of the common stock received upon the exercise of the option. This will permit the holder of an option to exercise an option without paying the exercise price in cash at the time of exercise.

Termination of Employment or Service as a Director or Consultant

         In the event that an optionee is no longer an employee or consultant, and, in the case of a director-optionee, no longer a director, of the Company or one of the Subsidiaries for any reason, his or her option will terminate immediately; provided, however, that the optionee will have the right, subject to the provisions of the Plan with respect to the maximum term of an option, to exercise the option, at any time within three (3) months from the day he or she ceases to be an employee, director and/or consultant to the extent that he or she was entitled to exercise the same immediately prior to such day, except as provided below with respect to termination of employment due to disability or death, and except with respect to director-optionees. Whether an authorized leave of absence on military or government service or for other reasons will constitute a termination of employment or service as a director or consultant for purposes of the Plan will be determined by the Board, and such determination of the Board will be final and conclusive.

         In the case of an optionee (other than a director-optionee) who is disabled, the three (3) month period specified above will be six (6) months.

         In the case of a director-optionee who retires, dies or becomes disabled, the three (3) month period specified above will be five (5) years. If a director-optionee dies within five (5) years from the date when he or she ceases to be a director, his or her estate, personal representative, or beneficiary will have the right, subject to the provisions of the Plan with respect to the maximum term of an option, to exercise his or her option until the expiration of such five year period, to the extent that he or she was entitled to exercise the same immediately prior to death.

         If an optionee (other than a director-optionee) dies while an employee or consultant, or within not more than three (3) months from the date when he or she ceases to be an employee or consultant, his or her estate, personal representative, or beneficiary will have the right, subject to the term of the option, to exercise his or her option, at any time within six (6) months from the date of death, to the extent that he or she was entitled to exercise the same immediately prior to death.

         Notwithstanding the above, if an employee-optionee's employment or the consulting assignment of a consultant-optionee is terminated for cause, including willful breach of duty by the optionee during the course of his or her employment or consulting assignment or habitual neglect of duty, the right to exercise any option granted hereunder will immediately and automatically terminate; provided, however, that the Board may, in its sole and absolute discretion, prior to the expiration of thirty (30) days after the date of said termination, reinstate said option as provided below.

         Similarly, if a director's service as a director is terminated pursuant to Section 302 of the California General Corporation Law (with respect to removal for cause), pursuant to Section 304 of the California General Corporation Law (with respect to removal by shareholders' suit in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Company), or if the Federal Deposit Insurance Corporation or other supervisory authority exercises its regulatory powers to remove a director from office, and such optionee's employment, if any, with the Company or any of the subsidiaries has also been or is also terminated, the right to exercise any option granted hereunder will immediately and automatically terminate; provided, however, that the Board may, in its sole and absolute discretion, prior to the expiration of thirty (30) days after the date of said termination, reinstate said option as provided below.

         If the Board determines that the optionee's option is to be reinstated as provided herein, written notice of such determination will be sent to the optionee, at his or her last known address. Upon receipt of such written notice, the optionee will have the right, subject to the provisions of the Plan with respect to the maximum term of an option, to exercise said option, to the extent that he or she was entitled to exercise the same immediately prior to termination, at any time during the period from receipt of said written notice to a day three (3) months from the day of termination.

         Amendment No. 1 to the Plan amended the Plan to further provide that the vesting of certain options can be accelerated if the employment of the optionee is terminated as a result of a change in a control. This amendment is subject to the approval of the shareholders. As the Plan has been amended, it will provide that if the employment of an optionee who is an officer or the service of an optionee who is a director or consultant is terminated or modified, as defined below, as a result of and within 24 months after a change of control, as defined below, and if any option held by that optionee is not fully vested at the time of such termination or modification, the remaining installments may vest immediately upon such termination or modification, if that is provided in the agreement representing such option. For purposes of this paragraph, "terminated or modified" is defined as a change in the optionee's employment terms that results in a reduction of economic benefits to the optionee from the Corporation, including but not limited to a reduction in compensation, and "change of control" is defined as a merger, acquisition or change of control that requires notice to or approval of State or Federal banking regulators.

Additional Terms

         In the event that the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment will be made by the Board of Directors in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board will make appropriate adjustment in the number and kind of shares as to which outstanding options will be exercisable, so that any participant's proportionate interest in the Company by reason of rights under any unexercised portions of such options will be maintained. Such adjustment in outstanding options will be made without change in the total price applicable to the unexercised portion of the options and with a corresponding adjustment in the option price per share.

         In the event of a dissolution or liquidation of the Company, a merger, consolidation, acquisition, or other reorganization involving the Company or a principal subsidiary, in which the Company or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Company or by a principal subsidiary (such as the Bank) of all or substantially all of its assets, the Board of Directors will cause the termination of all options outstanding as of the effective date of such transaction, provided, however, that advance notice of the expected effective date of such transaction will be given to each optionee, to the extent practicable, and each optionee will have the right to exercise his or her option until the date of such termination as to all or any part of the shares as to which such option is at that time exercisable. In any event, the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options to purchase its shares on its terms and conditions.

         The Board of Directors has approved an amendment to the Plan to add that the agreements for option granted to officers, directors and consultants may provide that the vesting of those options will accelerate in the event such option is terminated under the paragraph described above. Such acceleration shall be effective from the date of the advance notice to optionees of the expected effective date of the transaction until the date the option terminates.

Termination of the Plan and Amendments

         The Plan will terminate by its terms on May 18, 2003. The Plan may also be terminated at any time, or from time to time may be modified or amended, by the shareholders of the Company, by the written consent or affirmative vote of the holders of at least a majority in interest of the existing shares of common stock of the Company. In addition, the Board of Directors may terminate the Plan at any time and from time to time modify or amend the Plan in such respects as it deems advisable, or to conform to any requirements of the laws and regulations relating to the Company, or in any other respect.

         However, no such action of the Board of Directors may, without the approval of the shareholders, amend the Plan in any manner which would have the effect of preventing options issued under the Plan from being "incentive stock options" or alter the provisions of the Plan so as to (a) increase, other than pursuant to the adjustment provisions of the Plan, the maximum number of shares as to which options may be granted under the Plan; (b) add a new class of participants; (c) decrease the minimum exercise price; (d) extend the term of the Plan or the maximum term of options granted under the Plan; or (e) withdraw the administration of the Plan from the Board of Directors or a committee of the Board.

Options Granted Pursuant to the Plan

         To date, options to purchase a total of 292,373 shares of the Company's common stock have been granted pursuant to the Plan. Of those, options for 188,402 shares had been exercised, and options for 103,971 options are still outstanding. Information with respect to previously granted options, including options that have been exercised, is shown in the following table.




                                                                    # of Shares
Name and Title or                                                   Underlying        Exercise       Expiration
Name of Group                                Date of Grant         Option Grant         Price           Date
--------------                               -------------         ------------         -----           ----

Gary S. Goss, Director                        10/19/93                10,0001          $  5.23       10/19/03

Robert R. Haight,  President/CEO &            10/19/93                 1,0051          $  4.75       10/19/03
Chairman of the Board  of the Company         10/19/93                10,608           $  4.75       10/19/03

Stanley A. Kangas, Director                   10/19/93                 5,000           $ 12.50        6/8/06

David J. Macdonald, Director                  10/19/93                23,1731          $  4.75       10/19/03

Thorwald A. Madsen, Director                  10/19/93                21,1731          $  4.75       10/19/03

Dennis W. Royer, Director and                 10/19/93                  5,000          $  12.50        6/8/06
Chairman of the Board of Bank

All current directors as a Group (6 persons)                           75,959


Frank M. Bartaldo, Executive Vice             10/19/93                 16,9681         $  4.75       10/19/03
President/Acting President of Bank            11/18/97                 20,0002         $ 24.00       11/18/07

Anthony J. Gould, Chief Financial             10/19/93                 14,0781         $  4.75       10/19/03
Officer of Company and Bank                   11/18/97                 15,0002         $ 24.00       11/18/07

Mark V. Schoenstein, Sr. Vice                 11/18/97                 10,0002         $ 24.00       11/18/07
President of Bank                             11/18/97                  2,5002         $ 24.00       11/18/97

William A. Peterson, Sr. Vice                 11/18/97                 10,0002         $ 24.00       11/18/07
President of Bank

All Current Executive Officers as a Group (4 persons)                  88,546

All Employees as a Group, other              11/18/97                  13,0002         $ 24.00       11/18/07
than Executive Officers (9 persons)

John O. Brooks, President/CEO of             10/19/93                  37,0351         $  4.75       10/19/03
Bank and EVP/COO of Company
(Retired 2/20/98)

1     Option or portion indicated has been exercised.
2     Option was granted on November 18, 1997, on the date of Board approved the amendment to the Plan.  The option grant is subject to the approval of the amendment by the shareholders. The full amount of options granted to Mr. Bartaldo and Mr. Gould were 40%
      vested at the date of the grant, and will vest 20% per year on each October 1st thereafter until fully vested on October 1, 2000. An option to purchase 10,000 shares granted to Mr. Schoenstein was 40% vested on the date of the grant and will vest 20% per year on each June 30th thereafter until fully vested on June 30, 2000. An option to purchase 2,500 shares granted to Mr. Schoenstein and the full amount of options granted to Mr. Peterson vests 20% per year, starting on the first anniversary of the grant and ending on the 5th anniversary of the grant. Each option has a term of 10 years. The option was granted on terms consistent with the Plan as amended by Amendment No. 1, including acceleration of vesting of options upon termination of employment following a change of control or termination of the option upon certain corporate events, as described above.

Required Approval

      THE FAVORABLE VOTE OF A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES IS REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENTS OF THE PLAN DESCRIBED ABOVE, INCLUDING THE INCREASE IN THE NUMBER OF SHARES COVERED BY THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE PLAN AND, IF THE ENCLOSED PROXY IS EXECUTED AND RETURNED, IT WILL BE VOTED IN FAVOR OF THE AMENDMENT, UNLESS OTHERWISE INDICATED.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand L.L.P. served as independent public accountants for the Company for the year ended December 31, 1997. Representatives of Coopers & Lybrand LLP are not expected to be present at the annual meeting.


                                    FORM 10-K

      If any shareholder would like a copy of the Company's Annual Report on SEC Form 10-K including financial statements for the fiscal year ended December 31, 1997, it may be obtained without charge. Copies of exhibits to Form 10-K will be furnished upon payment of reasonable copying charges. Written requests should be directed to Janeene Johnson, AVP/Executive Assistant, Bay Area Bank, 900 Veterans Boulevard, Redwood City, California 94063.

                                  OTHER MATTERS

      Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

BY ORDER OF THE BOARD OF
DIRECTORS




/s/Gary S. Goss
Gary S. Goss
Secretary


Dated:  April 15, 1998
Redwood City, California

                                      PROXY
                               BAY AREA BANCSHARES
                   SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS



      The undersigned shareholder of Bay Area Bancshares (the "Company") hereby appoints Gary S. Goss, Robert R. Haight and Dennis W. Royer, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held Tuesday, May 19, 1998 at 9:00 A.M. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:


      I.     To elect as directors the nominees set forth below:

             [  ]    FOR all nominees listed (except as marked to the
                     contrary below).

             [  ]    WITHHOLD AUTHORITY to vote for all nominees listed
                     below.

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

                         Gary S. Goss                         David J. Macdonald
                         Robert R. Haight                     Thorwald A. Madsen
                         Stanley A. Kangas                    Dennis W. Royer


      II. To ratify and approve Amendment No. 1 to the Company's 1993 Stock Option Plan.

      III. To consider and transact such other business as may properly come before the meeting and any adjournment or postponement thereof.



      (This proxy will be voted as directed by the shareholder or, if no instructions are given by the shareholder, the proxy holders will vote "FOR" the nominees listed above.)

      IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                                    NUMBER OF SHARES

                                                 DATED:  _______________, 1998.



                                                    Signature of Shareholder(s)



                                                     Print Name
                                                     Signature of Shareholder(s)



                                                        Print Name

                                       When  signing  as   attorney,   executor,
                                       officer,   administrator,    trustee   or
                                       guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                       I/we do (   )  do not (   ) expect to
                                       attend this meeting.